UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2011
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13232	84-1259577
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
AIMCO PROPERTIES, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24497 (Commission File Number)	84-1275621 (IRS Employer Identification No.)

4582 SOUTH ULSTER STREET
PARKWAY SUITE 1100, DENVER, CO	80237
(Address of Principal Executive Offices)	(ZIP Code)
Registrant’s Telephone Number, Including Area Code: (303) 757-8101
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Underwriting Agreement
     On July 26, 2011, Apartment Investment and Management Company (the “Company”) and AIMCO Properties, L.P., the operating partnership through which the Company conducts its real estate activities (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with McNicoll, Lewis & Vlak LLC, as representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to sell up to 800,000 shares of its 7.00% Class Z Cumulative Preferred Stock, par value $.01 per share (the “Class Z Preferred Stock”), through the Underwriters in an underwritten public offering (the “Offering”). The Underwriters agreed to sell shares of Class Z Preferred Stock on a “best efforts” basis, and are not required to sell any specific number or dollar amount of securities. The Offering will terminate if it is not consummated by August 2, 2011, unless the Company consents, in its sole discretion, to extend such period. The Underwriters will receive a commission equal to 3.75% of such sales. The Underwriting Agreement contains customary representations and warranties, covenants, indemnification provisions and closing conditions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Company intends to contribute the estimated net proceeds of $18.5 million (after deducting underwriting discounts and commissions and estimated transaction expenses) from the Offering to the Operating Partnership in exchange for a preferred interest in the Operating Partnership. The Operating Partnership intends to use the amount received from the Company for general corporate purposes, which may include the redemption of other preferred securities. The Offering is expected to close on July 29, 2011, subject to customary closing conditions.
     The Underwriters and their respective affiliates may provide from time to time in the future certain financial advisory, investment banking and other services for the Company in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.
Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.
     On July 26, 2011, AIMCO-GP, Inc. (the “General Partner”), a wholly owned subsidiary of the Company and the general partner of the Operating Partnership, entered into the Fourth Amendment (the “Fourth Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of the Aimco Operating Partnership, dated as of July 29, 1994 and amended and restated as of February 28, 2007 (as amended and/or supplemented from time to time), to permit the issuance of additional Class Z Partnership Preferred Units of the Operating Partnership, which have substantially identical economic terms as the Class Z Preferred Stock.
     The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 26, 2011, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland relating to the Class Z Preferred Stock, which Articles Supplementary were effective on filing. The Articles Supplementary classify 800,000 authorized but unissued shares of the Company’s Class A Common Stock into 800,000 shares of Class Z Preferred Stock. The Class Z Preferred Stock entitles the holders thereof to cumulative cash dividends payable quarterly in an amount per share equal to $0.4375 per quarter. The liquidation preference for the Class Z Preferred Stock is $25 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared. The Class Z Preferred Stock is not redeemable prior to July 29, 2016, except in limited circumstances relating to the ownership limitation necessary to preserve the Company’s qualification as a real estate investment trust. On and after July 29,

2016, the Company will be able to redeem the Class Z Preferred Stock for cash, in whole or from time to time in part, at a price per share equal to the liquidation preference plus accumulated, accrued and unpaid dividends, if any, to the redemption date. The Class Z Preferred Stock ranks prior to the Class A Common Stock of the Company, and on the same level as the Company’s remaining outstanding shares of preferred stock, with respect to the payment of dividends and the distributions upon liquidation, dissolution or winding up. Holders of shares of the Class Z Preferred Stock generally do not have any voting rights. If, however, the Company has not paid dividends on the Class Z Preferred Stock or any other series of preferred stock for six or more quarterly periods, whether or not consecutive, holders of the Class Z Preferred Stock, together with holders of other classes of preferred stock of the Company with similar rights, will be entitled to elect two additional directors to the Company’s board of directors until all unpaid dividends on the Class Z Preferred Stock and such other series of preferred stock have been paid or declared and set apart for payment and dividends thereon for the current quarterly period have been declared and paid or declared and set apart for payment. Certain material adverse changes to the terms of the Class Z Preferred Stock cannot be made without the affirmative vote of at least 66-2/3% of the outstanding shares of Class Z Preferred Stock.
     The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events
     On July 26, 2011, the Company issued a press release announcing the pricing of the shares of the Class Z Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 26, 2011, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and McNicoll, Lewis & Vlak LLC, as representative of the underwriters

3.1	Articles Supplementary, dated July 26, 2011 (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on July 27, 2011)

5.1	Opinion of DLA Piper LLP (US)

8.1	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Fourth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 26, 2011

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP

99.1	Press release issued by Apartment Investment and Management Company on July 26, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Date: July 27, 2011	By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
		Title:	Executive Vice President and Chief Financial Officer

Date: July 27, 2011	AIMCO PROPERTIES, L.P.
	By:	AIMCO-GP, Inc.,
Its general partner

	By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, July 26, 2011, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and McNicoll, Lewis & Vlak LLC, as representative of the underwriters

3.1	Articles Supplementary, dated July 26, 2011 (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on July 27, 2011)

5.1	Opinion of DLA Piper LLP (US)

8.1	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Fourth Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 26, 2011

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP

99.1	Press release issued by Apartment Investment and Management Company on July 26, 2011